Exhibit 3.1

GRAMERCY PROPERTY TRUST INC.
ARTICLES SUPPLEMENTARY

REDESIGNATING AND RECLASSIFYING 2,000,000 SHARES OF CLASS B-1 NON-VOTING COMMON STOCK AND 2,000,000 SHARES OF CLASS B-2 NON-VOTING COMMON STOCK AS COMMON STOCK

Gramercy Property Trust Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: By or as contemplated by the Articles Supplementary filed with the Department on September 6, 2013 (the “Original Articles Supplementary”), the Company classified and designated (i) 2,000,000 shares of its authorized but unissued Common Stock, $0.001 par value per share (“Common Stock”) as a separate class of non-voting Common Stock designated as “Class B-1 Non-Voting Common Stock,” $0.001 par value per share (“Class B-1 Common Stock”), and (ii) 2,000,000 shares of its Common Stock as a separate class of non-voting Common Stock designated as “Class B-2 Non-Voting Common Stock,” $0.001 par value per share (“Class B-2 Common Stock”), and set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such shares, all as set forth in the Original Articles Supplementary.

SECOND: No shares of Common Stock of the Company previously classified and designated as Class B-1 Common Stock or Class B-2 Common Stock pursuant to the Original Articles Supplementary are either issued or outstanding as of the date hereof.

THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Company (the “Board of Directors”) by Article VI of the charter of the Company (the “Charter”), the Board of Directors has adopted resolutions determining that the 2,000,000 shares of Common Stock of the Company previously classified and designated as Class B-1 Common Stock and the 2,000,000 shares of Common Stock of the Company previously classified and designated as Class B-2 Common Stock pursuant to the Original Articles Supplementary, be reclassified and redesignated to be and become Common Stock of the Company as otherwise authorized for issuance under the Charter of the Company, without further designation or classification and without any preferences or relative, participating, optional, conversion or other rights appertaining thereto, or voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption, other than those, if any, applicable to shares of Common Stock of the Company generally, such that the same, as shares of Common Stock otherwise authorized for issuance under the Charter, shall be available for future reclassification and available for issuance upon proper authorization by the Board of Directors from time to time.

FOURTH: The reclassification (i) increases the number of shares of Common Stock from 96,000,000 shares immediately prior to the reclassification to 100,000,000 shares immediately after the reclassification; (ii) decreases the number of shares classified as Class B-1 Common Stock from 2,000,000 shares immediately prior to the reclassification to no shares immediately after the reclassification; and (iii) decreases the number of shares classified as Class B-2 Common Stock from 2,000,000 shares immediately prior to the reclassification to no shares immediately after the reclassification.

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH: The undersigned Chief Executive Officer of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this_10th day of December, 2013.

GRAMERCY PROPERTY TRUST INC.

By:	/s/ Gordon F. DuGan
Name:	Gordon F. DuGan
Title:	Chief Executive Officer

[Seal]

ATTEST:

By:	/s/ Edward J. Matey Jr.
Name:	Edward J. Matey Jr.
Title:	Secretary

[Signature Page to Articles Supplementary]